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                                                                    Exhibit 99.1

                                      NOTE

$500,000.00                                                   September 22, 2003

     FOR VALUE RECEIVED, the undersigned, HEM Mutual Assurance LLC, a Colorado limited liability company ("Maker"), promises to pay to the order of Ophthalmic Solutions, Inc., a Delaware corporation (the "Company"), at its principal office, or at such other place as may be designated in writing by the holders of this Promissory Note ("Note"), the principal sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the "Principal Sum"), which Principal Sum shall not accrue any interest, pursuant to the terms of this Note.

     This Note is issued pursuant to and is subject to the terms of the Convertible Debenture Purchase Agreement (the "Purchase Agreement") between Maker and the Company of even date herewith. All defined terms herein not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. If the Company merges with a subsidiary of Insite Vision Incorporated, a Delaware corporation ("ISV"), this Note shall be payable to ISV immediately and upon the completion of such merger, all references to "Company" herein shall be deemed to refer to ISV and all references to "Common Stock" shall be deemed to refer to the common stock of ISV.

     Notwithstanding anything contained herein, in the Debentures, or in the Purchase Agreement to the contrary, the First Debenture B shall not accrue interest, shall not be convertible, and shall not be subject to repayment by the Company or ISV, as the case may be, at its maturity, and this Note shall not be due and payable and shall not be deemed part of the "Purchase Price" for purposes of Section 4.25 of the Purchase Agreement, unless and until:

               (i) the closing bid price per share of the Common Stock having been at or above the Fixed Conversion Price (as defined in the First Debenture A) for thirty (30) consecutive Trading Days (as defined in the Purchase Agreement) at any time until the Maturity Date (as defined in the First Debenture B); and

               (ii) the number of Escrow Shares for the aggregate principal amount of the First Debenture A and the Second Debenture then outstanding and First Debenture B is at least 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of such unconverted Debentures, provided, however, that if subparagraph (i) is satisfied and subparagraph (ii) is not satisfied, the Company or ISV, as the case may be, shall increase in accordance with and subject to the provisions of Section 4.14 of the Purchase Agreement the number of Escrow Shares to cover 200% of the number of shares of Common Stock that would be needed to satisfy full conversion of all of such Debenture pursuant to the procedures set forth in Section 4.14(e) of the Purchase

                                      K-1

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          Agreement; provided, further, that, notwithstanding the foregoing, the
          First Debenture B shall not accrue interest, shall not be convertible, and shall not be subject to repayment by the Company or ISV, as the case may be, at its maturity, and this Note shall not be deemed part of the "Purchase Price" for purposes of Section 4.25 of the Purchase Agreement, unless and until this Note is paid in full by the Maker or its successors and assigns.

     If this Note has not been paid in full by the Maker to the Company or ISV, as the case may be, (whether or not it is otherwise then due or payable by its terms) (i) any payments from the Company or ISV, as the case may be, to the Maker pursuant to Sections 4.19 and 4.31 of the Purchase Agreement will be offset by the principal amount of this Note and (ii) "Debentures" shall specifically refer to First Debenture A, First Debenture B and the Second Debenture in Sections 4.19 and 4.31 of the Purchase Agreement.

     Upon payment of this Note in full in cash or by wire transfer of legal tender in the United States, the Escrow Agent shall deliver the First Debenture B to Maker and the Fixed Conversion Price with respect to the First Debenture B shall be one hundred twenty-five percent (125%) of the Initial Fixed Conversion Price (as defined in First Debenture A). Upon the earlier of payment of this Note or automatic expiration of this Note, the Company shall deliver this Note to Maker. Upon automatic expiration of this Note, the Escrow Agent shall return to the Company the First Debenture B.

     Notwithstanding anything to the contrary contained herein or in the Purchase Agreement or the other Transaction Documents, this Note and all payments due hereunder shall automatically expire, be of no further force or effect and shall become null and void after five (5) years from the date hereof.

     If this Note becomes due or payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding business day.

     This Note may not be modified orally, and shall be governed, construed and interpreted under the internal laws of the State of New York without reference to principles of conflicts or choice of law.

     Any action to enforce the terms of the Note shall be brought exclusively in the state and/or federal courts situated in the County and State of New York. Service of process in any action by the Company to enforce the terms of the Note may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Maker at its principal address set forth in the Purchase Agreement.

                            [Signature Page Follows]

                                      K-2

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IN WITNESS WHEREOF, this instrument is executed as of the date first hereinabove set forth.

                                                     HEM Mutual Assurance LLC


                                                     By: /s/ Pierce Loughran
                                                         -----------------------
                                                     Name: Pierce Loughran
                                                     Title: Manager


ACCEPTED AND AGREED TO:

Ophthalmic Solutions, Inc.


By: /s/ Jehu Hand
    ------------------------
        Jehu Hand, President

                                      K-3